EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


August 16, 2000

Board of Directors
Universal Broadband Networks, Inc.
Irvine, California


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As former independent public accountants for Universal Broadband Networks, Inc. (Formerly IJNT.net, Inc.), we hereby consent to the use of our report included in the annual report of such Company on Form 10-KSB for the years ended March 31, 1999 and 1998, (dated July 7, 1999 except for note 12 as to which the date is May 9, 2000), as an exhibit to the Company's S-8 Registration Statement to be filed withing 10 days of the above date.



Smith & Company
------------------
Certified Public Accountants


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